Exhibit 99.1

       BJ's Restaurants Inc. Co-Chairmen Adopt Rule 10b5-1 Trading Plans

     HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--March 15, 2006--BJ's Restaurants Inc. (Nasdaq:BJRI) today announced that Co-Chairmen Paul Motenko and Jerry Hennessy have each established personal stock trading plans pursuant to, and intended to comply with, Rule 10b5-1 of the Securities Exchange Act of 1934.
     Under the terms of their plans, Motenko and Hennessy may each sell up to 80,000 shares during the period from March 14, 2006 through Dec. 31, 2006. The shares to be sold will be acquired through the exercise of employee stock options. If Motenko and Hennessy complete all the planned sales of shares under their Rule 10b5-1 plans, they would together continue to own approximately 1.3 million shares and vested options, representing approximately 5.8 percent of the company's outstanding stock (based on the most recently reported number of outstanding shares of the company).
     "Our optimism for the company's future growth prospects has never been stronger," commented Motenko. "Having said that, both Jerry Hennessy and I have the vast majority of our personal assets invested in company stock and our 10b5-1 plans are being adopted as part of a long-term strategy to diversify a portion of our personal assets."
     Rule 10b5-1 allows persons who may be considered company insiders to establish written pre-arranged stock trading plans when they do not have material, non-public information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to affect trades. Implementation of these plans seeks to avoid concerns about executing stock transactions while in possession of material, non-public information and to minimize the market impact of stock trades by spreading them over an extended period of time. Transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings as required by the SEC.

     BJ's Restaurants Inc. currently owns and operates 46 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the majority of the chain. The company's restaurants are located in California
(31), Texas (6), Arizona (4), Oregon (3), Colorado (1) and Nevada (1). The company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants Inc. on the Web at http://www.bjsrestaurants.com.

     Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 31 of our current 46 restaurants are located, (vii) restaurant and brewery industry competition,
(viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends,
(x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations,
(xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the company's filings with the Securities and Exchange Commission. BJ's Restaurants Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     For further information, please contact Greg Levin of BJ's Restaurants Inc., 714-848-3747, ext. 240.


     CONTACT: BJ's Restaurants Inc.
              Greg Levin, 714-848-3747, ext. 240